Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-161143, No. 333-155749, No. 333-138844, No. 333-122026, No. 333-112043, and No. 333-108948) on Form S-3 of Cortex Pharmaceuticals, Inc. and in the related Prospectus and in the Registration Statements (No. 333-143374, No. 333-134490, No. 333-102042, No. 333-82477, and No. 333-2077) on Form S-8 and pertaining to the 2006 and 1996 Stock Incentive Plans, the Mark A. Varney Non-Qualified Stock Option Agreement dated January 30, 2006 and the Leslie Street Non-Qualified Stock Option Agreement dated March 5, 2007, the 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, the 1989 Special Nonqualified Stock Option and Stock Purchase Plan, and the Executive Stock Plan, of Cortex Pharmaceuticals, Inc. of our report dated March 18, 2011, with respect to the financial statements of Cortex Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectuses, which is part of the registration statements.

/s/ HASKELL & WHITE LLP

Irvine, California

March 18, 2011